UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 7, 2016

BAZAARVOICE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10901 Stonelake Blvd.
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 551-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2016, the Compensation Committee of the Board of Directors of Bazaarvoice, Inc. (the “Company”) approved an amendment to the offer letter (the “Offer Letter”) between the Company and Gene Austin, Chief Executive Officer, which provides that in the event the Company terminates Mr. Austin’s employment without “cause” (as such term is defined in the Offer Letter), Mr. Austin will be entitled to receive a severance payment equal to 12 months of his then-current base salary, to be paid in 12 equal monthly installments beginning on the first regular payroll date following the effective date of his execution of a general release of claims. Mr. Austin’s entitlement to the severance payment is conditioned upon Mr. Austin executing a separation agreement including a general release of all claims in a form satisfactory to the Company, and will cease if he materially breaches the obligations in his employee proprietary information agreement or the release of claims.
The foregoing description of the Amendment is qualified in its entirety by reference to the First Amendment to Offer Letter, dated as of June 8, 2016, by and between the Company and Mr. Austin, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Offer Letter, dated as of June 8, 2016, by and between the Company and Gene Austin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Kin Gill
Kin Gill Chief Legal Officer, General Counsel and Secretary

Date: June 13, 2016